Exhibit 99.1
United States 12 Month Natural Gas Fund, LP
Monthly Account Statement
For the Month Ended May 31, 2010

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$(545,510)
Unrealized Gain (Loss) on Market Value of Futures	1,701,930
Interest Income	1,534
Total Income (Loss)	$1,157,954

Expenses
Investment Advisory Fee	$23,845
NYMEX License Fee	761
Brokerage Commissions	456
Non-interested Directors' Fees and Expenses	200
Prepaid Insurance Expense	109
Other Expenses	6,600
Total Expenses	31,971
Expense Waiver	(5,090)
Net Expenses	$26,881
Net Gain (Loss)	$1,131,073

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 5/1/10	$36,514,659
Net Gain (Loss)	1,131,073

Net Asset Value End of Period	$37,645,732
Net Asset Value Per Unit (900,000 Units)	$41.83

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended May 31, 2010 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502